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                             STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT made and entered into by and between Advantage Life Products, Inc. ( hereinafter referred to as PLEDGOR)'to Medley Credit Acceptance Corp., a Delaware corporation (hereinafter referred to as "PLEDGEE") (Collectively throughout this Agreement PLEDGOR and PLEDGEE may be referred to as "Parties" for convenience.)

                                  WITNESSETH:

         'WHEREAS, the PLEDGOR is indebted to the PLEDGEE in the sum of $550,000 (the"Obligation").

         WHEREAS, the debt is to be secured by a Pledge and Assignment of PLEDGOR's stock in Advantage Life Products, Inc. (hereinafter referred to as "Corporation") which stock shall consist of 1,500,000 shares of the authorized, issued and outstanding shares in said Corporation, and

         WHEREAS. the Parties desire to reduce their understanding concerning the pledging of the security described in this Agreement to a written instrument.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein the Parties agree as follows:

         1. Recitals: The above and foregoing recitals are true and correct and are incorporated herein.

         2. PLEDGOR's Grant of Security Interest in Pledged Stock:

                  A. For value received the PLEDGOR hereby pledges tot he PLEDGEE a first priority security interest in the PLEDGOR's authorized, issued and outstanding common stock of Advantage Life Products, Inc., consisting of 1,500,000 shares, (hereinafter referred to as "PLEDGED STOCK"), together with all proceeds and dividends, if any, produced thereby. The Certificate evidencing such PLEDGED STOCK and stock power shall be executed by the PLEDGOR in blank and held by PLEDGEE until all of the obligations of the PLEDGOR to the PLEDGEE have been paid or performed in full.

         3. Representations, Warranties and Covenants Regarding Pledge: The PLEDGOR represents, warrants, covenants and agrees and so long as this Agreement is in effect shall be deemed continuously to represent, warrant, covenant and agree that:

                  A. The PLEDGOR is the owner of the PLEDGED STOCK. free and clear of all liens, except the lien created by this Agreement.



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                  B. The PLEDGOR is authorized to enter into this Agreement and has the full and lawful power and authority to pledge the PLEDGED STOCK as provided for herein.

                  C. This Agreement and the pledge of the PLEDGED STOCK do not violate or contravene any applicable federal or state law or regulation applicable to the PLEDGOR or the corporation or any agreement or instrument binding on the PLEDGOR, the PLEDGED STOCK or the corporation.

                  D. Except as otherwise specifically provided for herein, the corporation will not sell or offer to sell, lease, assign, convey, transfer any assets owned by the corporation or any interest therein which would reduce or decrease the net worth of the corporation.

         4. Voting Rights: For so long as the PLEDGOR is not in default under the terms and conditions of the Promissory Note secured by this instrument and the other instruments of security, the PLEDGOR shall be entitled to vote the PLEDGED STOCK for the purpose of conducting the business of the corporation. However, in no event will the PLEDGED STOCK be voted in favor of or be counted for the purpose of a quorum in a meeting held to consider, the merger, consolidation, sale of all or substantially all of the assets of, the dissolution, liquidation, reorganization, reclassification or recapitalization of the corporation or an amendment to its Articles of Incorporation or By Laws without the written consent of the Pledgee, which consent shall not be unreasonably withheld.

                  From and after the occurrence of a default, the PLEDGEE shall be entitled but not have the obligation to vote the PLEDGED STOCK in respect of such matters and for such purposes as the PLEDGEE shall deem appropriate in its sole discretion and the PLEDGOR shall have not right to vote the PLEDGED STOCK or take any action with respect thereto.

         5. General Covenants: For so long as any of the obligations of the PLEDGOR to the PLEDGEE remain outstanding, whether under a note or otherwise, the corporation shall, unless the PLEDGEE shall otherwise consent in writing:

                  A. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon the corporation or upon any of its income or profits, or upon any properties belonging to said corporation, prior to the date on which penalties attached thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the PLEDGOR.

                  B. Preserve and maintain the corporate existence, rights franchises and privileges of the corporation in the State of Florida, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of the business of the corporation.

                  C. Comply with the requirements of ail applicable laws, rules, regulations and order of any governmental authority, noncompliance with which could adversely affect the


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business or credit of the corporation.

                  D. Keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the corporation.

                  E. Maintain and preserve all of the assets and property of the corporation necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that the failure to do so would adversely affect the financial condition or results of operation of the corporation.

                  F. The corporation will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the business of the corporation of the assets owned by the corporation

                  G. The PLEDGOR shall have the right without the necessity of obtaining the consent of the PLEDGEE, to sell his stock in the Corporation prior to payment in full of the obligation, so long as the PLEDGOR substitutes a collateral in an amount not less than the amount outstanding on the obligation on the date of sale.

         6. Further Assurances: The PLEDGOR agrees to take such actions and to execute such stock powers and such other or different writings as the PLEDGEE may request, to further protect, confirm and assure the PLEDGEE's first priority security interest in the PLEDGED STOCK and to assets the PLEDGEE's realization thereon.

         7. Default: The PLEDGOR shall be in default of this Agreement upon the occurrence of any one or more of the following events:

                  A. The failure or refusal of the PLEDGOR to pay the obligation secured by this Agreement or any part thereof, as the same becomes due in accordance with the term hereof or the Promissory Note.

                  B. The failure of the PLEDGEE to have granted hereunder a first and prior lien and security interest against the PLEDGED STOCK. subject to no other liens or security interests.

                  C. The failure of the PLEDGOR to make any payment due on any indebtedness it may owe PLEDGEE and any default in any one obligation will create a default under the terms of this Agreement.

         8. Rights and Remedies of PLEDGEE upon Default: In the event a default has occurred by the PLEDGOR, the PLEDGEE shall have the following rights and remedies:

                  A. The PLEDGEE's rights and remedies with respect to the PLEDGED


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STOCK shall be those of a secured party under the Uniform Commercial Code as in effect in the State of Florida and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between the PLEDGOR and the PLEDGEE.

         9. Notices: Any communication, notice of demand to be given hereunder shall be duly given if in writing and delivered, mailed or telefax as follows:

         (1)      To the PLEDGOR:

                           ADVANTAGE LIFE PRODUCTS, INC.
                           10006 N. Dele Mabry Highway, Ste 210
                           Tampa, Florida 33618


         (2)      To the PLEDGEE:

                           MEDLEY CREDIT ACCEPTANCE CORP.
                           1 100 Ponce de Leon Boulevard
                           Coral Gables, Florida 33134

         10. Miscellaneous Provisions: This Agreement, together with the Exhibits hereto, all of which are incorporated herein and made a part hereof by this reference, and the Certificates and other instruments delivered by the respective Parties pursuant thereto, constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and discussions, both written and oral, between the Parties hereto. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the Parties hereto.

                  A. Benefits; Binding Effect: This Agreement shall be for the benefit of and shall be binding upon the Parties hereto and their respective successors. The PLEDGEE shall be entitled to assign its respective rights to any holder or holders of the Note.

                  B. Survival: The representations, warranties, and agreements made in this Agreement shall be deemed to apply as of the date of the execution of this Agreement and shall be construed as continuing warranties, representations and agreements. The representations and warranties made by the PLEDGOR and the corporation are made with the knowledge and expectation that notwithstanding any investigation conducted by or on behalf of the PLEDGEE, the PLEDGEE is placing complete reliance thereon and that such representations and warranties are to be treated as material to the PLEDGEE.

                  C. Waiver and Remedies: The waiver by the PLEDGEE of any obligors' prompt and complete performance, or breach or violation, of any provision of this Agreement

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shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by the PLEDGEE to exercise any right or remedy which the PLEDGEE may possess hereunder shall not operate nor be construed as a bar to the exercise of such rights or. remedies by the PLEDGEE upon the occurrence of any subsequent breach or violation. Except as set forth herein, no right or remedy conferred upon or reserved to the PLEDGEE by this Agreement shall exclude any other right or remedy, or each right or remedy shall be cumulative and shall be in addition to every other right or remedy hereunder or available at law or in equity

                  D. Severability The invalidity of any one or more of the words, phrases, sentences, clauses, sections. or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and in the event that any one or more the words, phrases sentences, clauses, sections or subsections contained in this Agreement, shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections have not been inserted.

                  E. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Florida. Venue concerning any dispute or litigation which may be filed pursuant to the terms of this Agreement shall be in Dade County, Florida.

                  F. Counterparts: This Agreement shall be governed by and construed in accordance with, the laws of the State of Florida. Venue concerning any dispute or litigation which may be filed pursuant to the terms of this Agreement shall be in Dade County, Florida .

                  G. Headings: The headings of the articles and sections of this Agreement are inserted for convenience only and shall not constitute a part hereof nor be used in interpreting the meaning contained herein.

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals. DATED as to the PLEDGOR this ________ day of _____________, 1997.


                                                 MEDLEY CREDIT ACCEPTANCE CORP.
Witness

                                                 By:___________________________
Witness                                                   ROBERT  PRESS

         DATED as to the PLEDGEE this _________ day of _______________, 1997


_____________________                            ______________________________


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Witness                                     Mr. Joseph Rowans
                                            President
________________________                    Advantage Life Products, Inc.
Witness


























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